UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): May 16, 2006




                           DELTA AND PINE LAND COMPANY

             (Exact name of registrant as specified in its charter)

            Delaware                                62-1040440
  (State or other jurisdiction                    (IRS employer
       of incorporation)                        identification No.)
                                    000-21788
                            (Commission file number)

                    One Cotton Row, Scott, Mississippi 38772
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (662) 742-4000

                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
 Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
 Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.
Item 3.03.      Material Modification to Rights of Security Holders.

On May 16, 2006, Delta and Pine Land Company and Illinois Stock Transfer Company amended (the "Amendment") the Company's Rights Agreement, dated as of August 13, 1996 (as previously amended, the "Rights Agreement"). The Amendment is effective as of May 12, 2006, and extends the effectiveness of the Rights Agreement to close of business on August 30, 2016. In addition, the Amendment revises the definition of "Person" in the Rights Agreement to be consistent with Rule 13d-5 of the Exchange Act. The new definition of "Person" reads as follows:

           "Person" means any individual, partnership, firm, corporation, company, association, trust, unincorporated organization, syndicate or group (the existence of a "group" being determined in accordance with Rule 13d-5 under the Exchange Act, as the Rule is in effect on the date of this Agreement including, but not limited to, a Person having any agreement, arrangement or understanding [whether formal or informal and whether or not in writing] with any other Person to act together to acquire, offer to acquire, hold, vote or dispose of any Common Shares of the Company).

A copy of Amendment No. 4 to the Rights Agreement is filed with this Current Report as Exhibit 10.1.

 Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)             Exhibits:

Exhibit Number  Description
--------------- ----------------------------------------------------------------

     10.1       Amendment No. 4 to the Rights Agreement effective May 12, 2006.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           DELTA AND PINE LAND COMPANY


Date:     May 16, 2006         /s/Kenneth M. Avery
                               -------------------
                               Kenneth M. Avery,
                               Vice President - Finance, Treasurer and Assistant
                               Secretary